EXECUTION VERSION

Ship Finance International Limited

Common Stock

($1.00 par value)

AMENDMENT NO. 1 TO

ATM EQUITY OFFERINGSM SALES AGREEMENT

May 5, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

This Amendment No. 1 to the ATM Equity OfferingSM Sales Agreement (this “Amendment”) is made and entered into as of May 5, 2009 by Ship Finance International Limited, a Bermuda corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”).

WHEREAS, the Company and the Agent wish to amend certain provisions of the ATM Equity OfferingSM Sales Agreement dated as of December 5, 2008 (the “Sales Agreement”), entered into by the Company and the Agent;

WHEREAS, the Company, upon filing its annual report on Form 20-F for the year ended December 31, 2008 on March 24, 2009, is no longer a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), and is no longer eligible to file an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form F-3;

WHEREAS, on March 24, 2009, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 registering the Company’s preferred shares, debt securities, warrants, purchase contracts, units and Common Stock up to an aggregate offering price for all securities of $500,000,000; and

WHEREAS, once declared effective by the Commission, the March 24, 2009 registration statement, as amended, will replace the automatic shelf registration statement filed on Form F-3 on December 5, 2008.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.           All capitalized terms used, but not otherwise defined or referenced, in this Amendment shall have the meanings ascribed to them in the Sales Agreement. On and after the date hereof, (a) each reference in the Sales Agreement and in this Amendment to “this Agreement,” “hereunder,” “hereof” or words of like or similar import referring to the Sales Agreement, shall mean and be a reference to the Sales Agreement, as amended by this Amendment.

2.           Section 1(a) of the Sales Agreement is deleted in its entirety and replaced with the following:

“The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Act”); the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-158162), including a prospectus, relating to the registration of the Company’s preferred shares, debt securities, warrants, purchase contracts, units and Common Stock (including the Shares) (collectively, the “Securities”), to be sold from time to time by the Company; such registration statement has been, or, prior to the date of the first instruction to sell Shares made by the Company to the Agent pursuant to Section 2(b), shall have been, declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all exhibits thereto and the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B or 430C under the Act, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; if the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 6(a) is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);”

3.           Section 1(aa) of the Sales Agreement is hereby amended by deleting clause (A) thereof so that clause (B) thereof now constitutes Section 1(aa) in its entirety.

4.           Section 2(d) of the Sales Agreement is deleted in its entirety and replaced with the following:

“Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.  In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.”

5.           Section 3(f) of the Sales Agreement is deleted in its entirety and replaced with the following:

“To pay the required Commission filing fees relating to the Shares in accordance with Rules 456 and 457 under the Act;”

6.           Section 6(a) of the Sales Agreement is deleted in its entirety and replaced with the following:

“The Registration Statement and any post-effective amendment thereto filed prior to the date of the first instruction to sell Shares made by the Company to the Agent pursuant to Section 2(b) shall have been declared effective on or prior to such date; the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) on or prior to the date of the first instruction to sell Shares made by the Company to the Agent pursuant to Section 2(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.”

7.           Except as specifically set forth herein, the provisions of the Sales Agreement and the Exhibits and Schedules attached thereto remain in full force and effect.  This Amendment shall not constitute an amendment or waiver of any provision of the Sales Agreement and shall not be construed as a waiver or consent to any future action on the part of the Company, except to the extent expressly set forth herein.

8.           This Amendment may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Amendment may be delivered by any party by facsimile or other electronic transmission.

9.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

10.           This Amendment shall become effective as of the date hereof.

[signature page follows]

If the foregoing Amendment is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

Ship Finance International Limited,
by	/s/ Ole B. Hjertaker
Name: Ole B. Hjertaker
Title: Chief Financial Officer
Ship Finance Management AS

Accepted and agreed as of the date first above written:
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
by	/s/ Mark Whatley
Name: Mark Whatley
Title: Vice President